Exhibit 99.1
WESBANCO, INC.
CONDITIONAL NOTICE TO THE HOLDERS OF
OAK HILL CAPITAL TRUST I
10 7/8% FIXED RATE CAPITAL PASS-THRU SECURITIES® DUE MARCH 8, 2030
CUSIP NO. U62985202

NOTICE IS HEREBY GIVEN THAT, pursuant to Section 10.03 of the Indenture, dated as of March 23, 2000 (the “Indenture”), between Oak Hill Financial, Inc. which was merged with and into WesBanco, Inc. on December 1, 2007 (the “Company”) and The Bank of New York Mellon, formerly known as The Bank of New York, (the “Trustee”) regarding the 10 7/8 % Fixed Rate Capital Pass-Thru Securities® due March 8, 2030 CUSIP number U62985202 (the “Securities”), the Company will exercise its early redemption option. The redemption shall be subject to Regulatory approval.  Capitalized terms used herein but not defined in this notice are used with the meanings given in the Indenture.

NOTICE IS HEREBY FURTHER GIVEN that the Company will redeem all outstanding Securities by a cash payment on September 8, 2010 (the “Redemption Date”), in accordance with the terms of the Indenture, at the Redemption Price, per $1,000 Principal Amount, of $1,054.38 plus any accrued and unpaid interest up to the Redemption Date. Interest on the Securities will cease to accrue on and after the Redemption Date, unless the Company defaults in making payment of the Redemption Price and interest.

You must surrender your Securities to the The Bank of New York Mellon, the Paying Agent, by mail to P.O. Box 396, ATTN: Debt Processing Unit (ACT), East Syracuse, NY 13057 or by hand delivery or overnight delivery to 111 Sanders Creek Parkway, ATTN: Bond Redemption Unit, Corporate Trust Operations, East Syracuse, NY 13057 to collect the Redemption Price.  Any questions regarding the logistics or operation of the redemption should be directed to the Paying Agent at 1-800-254-2826.

No representation is made that the CUSIP number either as printed on any Security or contained herein is correct and an error in the CUSIP number either as printed on a Security or as contained herein will not affect the validity of the proceedings for redemption of the Securities.

Each holder of a Security is required to provide the Trustee with a correct Taxpayer Identification Number on Form W-9 (the “Form”) and to indicate that the holder is not subject to backup withholding by checking the appropriate box on Part 2 of the Form. Failure to provide information on the Form may subject the holder to 28% federal income tax withholding on the payment of the Redemption Price.

DATED as of the 9th day of August 2010.

WESBANCO, INC.

Paul M. Limbert
President & CEO